UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

 Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2016, Transgenomic, Inc. (the “Company”) received a decision letter (the “Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for continued listing on Nasdaq until December 31, 2016, subject to the certain conditions discussed below. In addition, in order to fully comply with the terms of the Letter, the Company must be able to demonstrate compliance with all requirements for continued listing on Nasdaq, and, in the event that it is unable to do so, its securities may be delisted from Nasdaq in the future.

As previously reported in the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2016, the Company received a determination letter (the “Previous Letter”) from the Staff stating that the Company has not gained compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2). The Previous Letter also stated that the Company was not eligible for an additional 180-day extension to regain compliance with the Minimum Bid Price Requirement because the Company did not meet the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, which requires listed companies to maintain stockholders’ equity of at least $2,500,000 (the “Minimum Stockholders’ Equity Requirement”), as set forth in Nasdaq Listing Rule 5550(b)(1). In addition, the Previous Letter provided that the Company’s common stock would be delisted from the Nasdaq Capital Market at the opening of business on September 2, 2016 unless the Company requested a hearing before the Panel.

On August 29, 2016, the Company requested a hearing before the Panel to appeal the Previous Letter in accordance with Nasdaq rules and as stated in the Previous Letter, and the hearing was held on October 13, 2016. At the hearing, the Company asked that the Panel continue its listing through December 31, 2016, to allow it to close the previously announced merger of its wholly-owned subsidiary, New Haven Labs Inc., with Precipio Diagnostics, LLC (the “Merger”), which the Company expects to result in a combined entity that will meet all initial listing standards for the Nasdaq Capital Market; however, the Company noted that it will need to effectuate a reverse stock split to ensure compliance with the Minimum Bid Price Requirement.

Based on the plan presented by the Company at the hearing, the Panel issued the Letter granting the Company’s request for continued listing on Nasdaq until December 31, 2016, subject to the following conditions:

1.	On or before November 15, 2016 the Company must report to the Panel, in writing, regarding the status of the reverse stock split, the filing of a definitive proxy for the Merger, and any feedback received from the Staff regarding the prospects of the application of the post-merger entity for listing on the Nasdaq Capital Market.

2.	On or before December 31, 2016, the Company must have closed the Merger and gained approval from the Staff for listing of the post-merger company on the Nasdaq Capital Market.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” of the Company within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 14, 2016, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 15, 2016. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. For example, there can be no assurance that the Company will meet the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary in the future or that the Company will be able to ultimately meet applicable Nasdaq requirements for any such relief. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this Current Report on Form 8-K. All information in this Current Report on Form 8-K is as of the date of this report and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Special Meeting of Stockholders (the “Special Meeting”) of the Company held on October 31, 2016, the Company’s stockholders voted on one proposal: the authorization of the Company’s board of directors to, in its discretion, amend the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.01 per share (“Common Stock”) at a ratio of between one-for-ten to one-for-thirty, such ratio to be determined by the board of directors of the Company (“Proposal One”).

Proposal One was described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 22, 2016, as supplemented on October 13, 2016.

As of the close of business on September 8, 2016, the record date for the Special Meeting, there were a total of 23,744,898 issued and outstanding shares of Common Stock and 214,705 issued and outstanding shares of Series A-1 Preferred Stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Special Meeting. The holders of Series A-1 Preferred Stock are entitled to 0.93 votes for every one share of Series A-1 Preferred Stock held on each matter to be voted on at the Special Meeting. Accordingly, the owners of the Series A-1 Preferred Stock have an aggregate of 199,675 votes with respect to the matter to be voted on at the Special Meeting. The holders of Series A-1 Preferred Stock will vote together as a single class with the holders of common stock on Proposal One.

The affirmative vote of a majority of the shares of Common Stock and Series A-1 Preferred Stock outstanding and entitled to vote on the matter, voting together as a single class (with each one share of Series A-1 Preferred Stock being entitled to 0.93 votes), is required to approve Proposal One. At the Special Meeting, 19,874,089 shares of Common Stock, including all shares of Series A-1 Preferred Stock entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

The final results for the votes regarding Proposal One are set forth below.

Proposal One: The Company’s stockholders approved the proposal to authorize the Company’s board of directors to, in its discretion, amend the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of between one-for-ten to one-for-thirty, such ratio to be determined by the board of directors of the Company. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock (1)	16,411,226	3,205,170	257,693
Total Votes	16,411,226	3,205,170	257,693

(1) The holders of all 214,705 shares of Series A-1 Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A-1 Preferred Stock were entitled to 0.93 votes for every one share of Series A-1 Preferred Stock, for an aggregate of 199,675 votes.

No other items were presented for approval by the Company’s stockholders at the Special Meeting.

The approval of Proposal One by the stockholders provides the board of directors with the authority to carry out the reverse stock split, but the board of directors is not obligated to do so. If the board of directors determines to effect the reverse stock split, it intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the reverse stock split. Notwithstanding approval of Proposal One by the stockholders, the board of directors may, in its sole discretion, abandon Proposal One and determine, prior to the effectiveness of any filing with the Secretary of State of the State of Delaware, not to effect the reverse stock split. If the board of directors fails to implement the reverse stock split on or prior to the first anniversary date of the Special Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: November 2, 2016	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer